UNITED STATES

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PROXY STATEMENT PURSUANT TO SECTION 14(a)

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INTEVAC, INC.

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Intevac Confirms Receipt of Director Nominations from Voce Catalyst Partners

SANTA CLARA, Calif.—(BUSINESS WIRE)— Intevac, Inc. (NASDAQ: IVAC) today confirmed that on December 4, 2013, Voce Catalyst Partners LP (“VCP”), which is affiliated with Voce Capital LLC and Voce Capital Management LLC (together with VCP, “Voce Capital”), that has disclosed beneficial ownership of approximately 0.49% of the outstanding shares of Intevac, submitted to the Company a notice of nomination of three director candidates for election to the Company’s Board of Directors at the 2014 Annual Meeting of Stockholders. Intevac stockholders are not required to take any action at this time.

The Company issued the following statement:

Our Board of Directors and management team are committed to creating value for all stockholders, and we will continue to take the actions that we believe will enable us to achieve this objective. Intevac welcomes open communications with stockholders and values their input.

Importantly, on December 10, 2013, Intevac appointed Matthew Drapkin to the Board. Mr. Drapkin is a founding partner of Becker Drapkin Management, a Dallas-based investment firm that beneficially owns approximately 4.5% of Intevac’s outstanding common stock and is one of Intevac’s largest stockholders. Mr. Drapkin brings to the Board important experience as a public company director, a wealth of financial knowledge and the perspective of a major stockholder. With the addition of Mr. Drapkin, Intevac’s Board comprises eight highly qualified directors, six of whom are independent, two of whom joined the Board in the past year and four of whom joined the Board in the past four years. The Intevac Board is active and engaged and our directors possess skills and experience across a wide range of disciplines and industries that are critical to Intevac’s business.

We believe Intevac is well-positioned to build long-term stockholder value. Intevac has an innovative product portfolio and a strong balance sheet and recently commenced a $30 million share repurchase program. Intevac has the right strategies in place to drive growth in our existing markets and to apply our core technical capabilities in attractive new markets. The Board and management team continue to execute on Intevac’s strategic initiatives, and we are confident that the right strategies are in place to drive sustainable growth and enhance value for all stockholders.

The Nominating and Governance Committee of the Intevac Board will review these nominations and will present its recommended slate of director nominees in Intevac’s definitive proxy statement and other materials, to be filed with the Securities and Exchange Commission and mailed to all stockholders eligible to vote at the 2014 Annual Meeting.

Wilson Sonsini Goodrich & Rosati is acting as Intevac’s legal counsel.

About Intevac

Intevac was founded in 1991 and has two businesses: Equipment and Intevac Photonics. In our Equipment business, we are a leader in the design, development and manufacturing of high-productivity process equipment solutions. Our systems are production-proven for high-volume manufacturing of substrates with precise thin film properties, such as those required in the hard drive and solar cell markets we currently serve.

In the hard drive industry, our 200 Lean® systems process approximately 60% of all magnetic disk media produced worldwide. In the solar cell manufacturing industry, our high-throughput thin film process equipment enables increased conversion efficiency of silicon solar cells while also reducing manufacturing costs.

In our Photonics business, we are a leader in the development and manufacture of leading-edge, high-sensitivity imaging products and vision systems. Our products primarily address the defense markets. For more information call 408-986-9888, or visit the company’s website at www.intevac.com.

Intevac, Inc. (the “Company”), its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the Company’s 2014 Annual Meeting of Stockholders (the “Annual Meeting”). The Company plans to file a proxy statement (the “2014 Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting.

Norman H. Pond, Wendell Blonigan, David S. Dury, Stanley J. Hill, Thomas M. Rohrs, John F. Schaefer, Ping Yang and Matthew A. Drapkin, all of whom are members of the Company’s Board of Directors, and Jeffrey Andreson, Executive Vice President, Finance and Administration, Chief Financial Officer, Treasurer and Secretary, are participants in the Company’s solicitation. Other than Mr. Pond and Mr. Drapkin, none of such participants owns in excess of 1% of the Company’s common stock. Mr. Pond beneficially owns approximately 4% of the Company’s common stock and Mr. Drapkin may be deemed to own approximately 4.5% of the Company’s common stock. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the 2014 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting. Information relating to the foregoing can also be found in the Company’s definitive proxy statement for its 2013 Annual Meeting of Stockholders (the “2013 Proxy Statement”), which was filed with the SEC on April 3, 2013. To the extent that holdings of the Company’s securities have changed since the amounts printed in the 2013 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Promptly after filing its definitive 2014 Proxy Statement with the SEC, the Company will mail the definitive 2014 Proxy Statement and a white proxy card to each stockholder entitled to vote at the Annual Meeting. STOCKHOLDERS ARE URGED TO READ THE 2014 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2014 Proxy Statement and any other documents filed by the Company with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov), at the Company’s website (http://www.intevac.com) or by writing to Investor Relations, Intevac, Inc., 3560 Bassett Street, Santa Clara, California 95054.

Safe Harbor Statement

This press release includes statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Intevac claims the protection of the safe-harbor for forward-looking statements contained in the Reform Act. These forward-looking statements are often characterized by the terms “may,” “believes,” “projects,” “expects,” or “anticipates,” and do not reflect historical facts. Specific forward-looking statements contained in this press release include, but are not limited to; the execution of the Company’s strategy. The forward-looking statements contained herein involve risks and uncertainties that could cause actual results to differ materially from the company’s expectations. These risks include, but are not limited to: the successful execution of strategies which could have a material impact on our business, our financial results, and the company’s stock price. These risks and other factors are detailed in the company’s regular filings with the U.S. Securities and Exchange Commission.

Intevac, Inc.

Jeff Andreson, 408-986-9888

Chief Financial Officer

Claire McAdams, 530-265-9899

Investor Relations

Jamie Moser / Tim Lynch / Alyssa Cass, 212-355-4449

Joele Frank, Wilkinson Brimmer Katcher